Exhibit 99.4

                            CERTIFICATION PURSUANT TO

                  SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002



         I, John J. Pilger, Chief Financial Officer and Chief Accounting Officer of BounceBackTechnologies.com, Inc., certify that:

         1. I have reviewed this quarterly report on Form 10-QSB of BounceBack Technologies.com, Inc.;

         2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

         3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;



         Date: October 1, 2002

                                       s/ John J. Pilger
                                       John J. Pilger
                                       Chief Financial Officer and Chief
                                       Accounting Officer